                            M.S.D. & T. FUNDS, INC.
                                ("Registrant")
                                  Form N-SAR
               For the Six-Month Period Ended November 30, 1998
Sub-Item 77C:  Submission of matters to a vote of security holders.
An Annual Meeting of Shareholders (the "Meeting") of Registrant was held on July 24, 1998. At the Meeting, Registrant's shareholders voted upon the following matters: (i) the election of a Board of five (5) directors; (ii) the ratification or rejection of the selection of Coopers & Lybrand L.L.P. as Registrant's independent accountants for the fiscal year ending May 31, 1999; and (iii) the approval or disapproval of a new investment advisory agreement between Registrant and Mercantile Safe-Deposit & Trust Company with respect to the Prime Money Market, Government Money Market, Tax-Exempt Money Market, Growth & Income, International Equity, Limited Maturity Bond, Maryland Tax-Exempt Bond, Diversified Real Estate, Equity Income, Equity Growth, Total Return Bond, National Tax-Exempt Bond and Intermediate Tax-Exempt Bond Funds. The results of the voting were as follows:
1.  In the election of a Board of five (5) directors:

    Name of Candidate        Number of Votes For  Number of Votes Withheld
    -----------------        -------------------  ------------------------
    Leslie B. Disharoon      748,167,433.377      129,206.503
    Decatur H. Miller        748,167,433.377      129,206.503
    Edward D. Miller         748,167,433.377      129,206.503
    John R. Murphy           748,167,433.377      129,206.503
    George R. Packard III    748,167,433.377      129,206.503

2. As to the ratification or rejection of the selection of Coopers & Lybrand L.L.P. as independent accountants for the fiscal year ending May 31, 1999:

                    For             Against        Abstain
                    ---             -------        -------
                650,377,137.925    1,641,620.311   96,277,891.643

3. As to the approval or disapproval of a new investment advisory agreement between Registrant and Mercantile-Safe Deposit & Trust Company:

              Fund                             For                        Against                  Abstain
--------------------------------  ------------------------------  -----------------------  -----------------------
Prime Money Market                322,685,516.117                    913,283.150                 100,411.422
Government Money Market           181,636,308.998                    341,398.959              59,586,451.063
Tax-Exempt Money Market            50,722,877.380                              0                           0
Growth & Income                    14,461,930.075                     78,927.841                  78,419.498
International Equity                5,026,099.229                      8,018.184                   3,309.817
Limited Maturity Bond              11,746,716.514                     43,463.748                 116,231.366
Maryland Tax-Exempt Bond            1,131,566.218                     16,861.722                  17,387.656
Diversified Real Estate               624,173.863                              0                           0
Equity Income                      25,865,046.939                    141,168.112                 103,054.879
Equity Growth                       2,540,801.315                              0                 228,444.907
Total Return Bond                   8,900,277.853                    221,131.336                  93,888.530
National Tax-Exempt Bond           14,189,546.828                              0                 162,787.925
Intermediate Tax-Exempt Bond        7,523,315.004                              0                 345,094.364

                            M.S.D. & T. FUNDS, INC.
                                ("Registrant")
                                  Form N-SAR
               For the Six-Month Period Ended November 30, 1998
Sub-Item 77D:  Policies with respect to security investments.
By unanimous written consent dated September 25, 1998, Registrant's Board of Directors approved a change in the investment policies of Registrant's Growth & Income, Equity Growth and Equity Income Funds by authorizing each Fund to purchase Standard & Poor's Depository Receipts ("SPDRs"), Standard & Poor's MidCap 400 Depository Receipts ("MidCap SPDRs") and The Dow Industrials DIAMONDS ("DIAMONDS") when deemed appropriate by the Fund's adviser.
                            M.S.D. & T. FUNDS, INC.
                                ("Registrant")
                                  Form N-SAR
               For the Six-Month Period Ended November 30, 1998
Sub-Item 77Q1:  Exhibits
(b) Copies of the text of any proposal described in answer to sub-item 77D. Approval of Standard & Poor's Depository Receipts, Standard & Poor's
     --------------------------------------------------------------------
     MidCap 400 Depository Receipts and The Dow Industrials DIAMONDS as
     -------------------------------------------------------------------
     Permitted Investments for the Growth & Income, Equity Income and Equity
     -----------------------------------------------------------------------
     Growth Funds.
     ------------
        RESOLVED, that when deemed appropriate by Mercantile-Safe Deposit & Trust Company, the investment adviser for the Company's Growth & Income Fund, Equity Growth Fund and Equity Income Fund, such Funds be, and each of them hereby is, authorized to purchase Standard & Poor's Depository Receipts ("SPDRs"), Standard & Poor's MidCap 400 Depository Receipts ("MidCap SPDRs") and The Dow Industrials DIAMONDS ("DIAMONDS"); and
        FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, with the assistance of counsel to the Company, to prepare disclosure with respect to such instruments to be included in the Company's prospectuses to be dated on or about October 1, 1998.
(e) Copies of any new or amended Registrant investment advisory agreement. Advisory Agreement dated as of July 24, 1998 between Registrant and
     Mercantile-Safe Deposit & Trust Company is incorporated herein by reference to Exhibit 5(b) to Post-Effective Amendment No. 22 to Registrant's Registration Statement on Form N-1A filed with the Commission on July 31, 1998.